Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form F-1 (Registration No. 333-xxxxx of our report dated March 6, 2025, relating to the consolidated financial statements of Rich Sparkle Holdings Limited (“Company”) as of September 30, 2024 and 2023 and for the two year period ended September 30, 2024, included in the Company’s Form F-1 (Registration No. 333-285592) filed with the Securities and Exchange Commission on March 6, 2025

/s/ Wei, Wei & Co., LLP

Flushing, New York
March 20, 2026

/s/ Wei, Wei & Co., LLP
Wei, Wei & Co., LLP